Exhibit 21.1

Name of Subsidiary	State of Formation	% Ownership
Urology Associates of North Texas, PLLC	Texas	100.0000%
The Medical Clinic of North Texas, Inc.	Texas	100.0000%
Impel Management Services, L.L.C.	Texas	100.0000%
Impel Consulting Experts, LLC	Texas	100.000%
Rocky Mountain Medical Center, L.P.	Texas	0.8800%
Surgery Center of Waxahachie, LP	Texas	4.5100%
Mat-Rx Development, LLC d/b/a USMD Hospital Division	Texas	100.0000%
USMD of Arlington GP, LLC	Texas	100.0000%
U.S. Lithotripsy, L.P. d/b/a USMD Lithotripsy Division	Texas	100.0000%
USMD Cancer Treatment Centers, LLC	Texas	100.0000%
USMD Diagnostic Services, LLC	Texas	100.0000%
USMD Inc.	Texas	100.0000%
Mat-Rx Fort Worth GP, LLC	Texas	100.0000%
USMD Administrative Services, LLC	Texas	100.0000%
USGP, LLC	Texas	100.0000%
Litho GP, LLC	Texas	100.0000%
Big Country II Lithotripsy, L.P.	Texas	18.1818%
Dallas Stone Management, L.P.	Texas	16.9230%
Ironwood II Stone Management, L.P.	Texas	4.5456%
Central Michigan Stone Management, L.P.	Texas	8.3333%
Metro I Stone Management, Ltd.	Texas	100.0000%
Midland Stone Management, L.P.	Texas	10.0000%
Mississippi Valley I Stone Management, L.P.	Oklahoma	10.9780%
White River Lithotripsy, L.P.	Arkansas	12.7273%
Western Plains II Lithotripsy, L.P.	Texas	10.0000%
North Central Missouri III Lithotripsy, L.P.	Texas	8.7900%
North Texas Stone Management, L.P.	Texas	40.0000%
Verrazano Lithotripsy, L.P.	Texas	10.0000%
East Texas II – Athens, L.P.	Texas	10.0000%
East Texas II – Longview, L.P.	Texas	10.0000%
S.E. Colorado Lithotripsy, L.P.	Texas	7.5000%
Kenai Lithotripsy, L.P.	Alaska	10.0000%
Metro Houston Lithotripsy II, L.P.	Texas	10.0000%
Houston II Lithotripsy, L.P.	Texas	8.4870%
Gateway II Lithotripsy, LLC	Missouri	3.4482%
Rio Grande Lithotripsy, L.P.	Texas	10.0000%
South Texas Lithotripsy, L.P.	Texas	14.1210%
USMD Hospital at Arlington, L.P.	Texas	45.3959%
USMD Hospital at Ft. Worth, L.P.	Texas	30.8765%
Anchorage Cancer Treatment Center, LLC	Alaska	20.0000%
MXMD Centros De Cancer, S. De R.L. De C.V.	Mexico City, F.D., Mexico	50.0000%
Christus Meguerza Radio Terapia Avanzada, S.D. R.L. De C.V.	Nuevo Leon, Mexico	34.0000%
Yorktown Center for Radiation Oncology Services, L.L.C.	New York	40.0000%
USMD Affiliated Services*	Texas